Exhibit 99.1

April 20, 2016

Press Release

Source:	Farmers National Banc Corp.
Kevin J. Helmick, President and CEO
20 South Broad Street, P.O. Box 555
Canfield, OH 44406
330.533.3341
Email: exec@farmersbankgroup.com

FARMERS NATIONAL BANC CORP. ANNOUNCES

2016 FIRST QUARTER FINANCIAL RESULTS

•	22% organic annual loan growth since March 31, 2015

•	133 consecutive quarters of profitability

•	Net income for quarter ended March 31, 2016 was $4.8 million compared to $3.2 million for the linked quarter

•	Annualized return on assets was 1.03% for the first quarter

•	Noninterest income increased 22.5% compared to same quarter in 2015

•	Non-performing assets to total assets remain at low levels, 0.55% at March 31, 2016

CANFIELD, Ohio (April 20, 2016) – Farmers National Banc Corp. (Farmers) (NASDAQ: FMNB) today reported financial results for the three months ended March 31, 2016.

Net income for the three months ended March 31, 2016 was $4.8 million, or $0.18 per diluted share, which compares to $2.2 million, or $0.12 per diluted share, for the three months ended March 31, 2015. In comparing the first quarter’s results to the most recent previous quarter, net income of $4.8 million increased 51% compared to $3.2 million for the quarter ended December 31, 2015.

Annualized return on average assets and return on average equity were 1.03% and 9.41%, respectively, for the three month period ending March 31, 2016.

During 2015, Farmers completed the mergers of National Bancshares Corporation (NBOH) the holding company for the First National Bank of Orrville, and Tri-State 1st Banc Inc. (Tri-State), the holding company for 1st National Community Bank of East Liverpool. These transactions resulted in the addition of $676 million in assets and 17 full-service branches in Northeastern Ohio and 1 in Beaver County in Pennsylvania.

Kevin J. Helmick, President and CEO, stated, “We are pleased to report that our earnings have increased through the successful integration of both mergers. We also continue to be encouraged by our organic loan growth, which has increased 22% during the past twelve months, and improvements in our level of noninterest income.”

2016 First Quarter Financial Highlights

•	Loan growth

Total loans were $1.32 billion at March 31, 2016, compared to $673.8 million at March 31, 2015. Loans grew 22% organically during the past twelve months, which is in addition to the $430 million and $66 million increase in loans resulting from the NBOH and Tri-State acquisitions, respectively. The organic increase in loans is a direct result of Farmers’ focus on loan growth utilizing a talented lending and credit team, while adhering to a sound underwriting discipline. Most of the increase in loans has occurred in the commercial real estate, commercial and industrial and residential real estate loan portfolios. Loans now comprise 75.3% of the Bank’s first quarter average earning assets in 2016, an improvement compared to 62.5% in 2015. This improvement along with the growth in earning assets organically and through merger activity has resulted in a 97% increase in tax equated loan income from the first quarter of 2015 to the same quarter in 2016.

•	Loan quality

Non-performing assets to total assets remain at a safe level, currently at 0.55%. Early stage delinquencies also continue to remain at low levels, at $10.1 million, or 0.74% of total loans, at March 31, 2016. Net charge-offs for the current quarter were $368 thousand, up slightly compared to $296 thousand in the previous quarter. It is important to note that annualized net charge-offs as a percentage of average net loans outstanding decreased from 0.22% for the 3 months ended March 31, 2015 to 0.11% for

0.11% the same period in 2016. Lending to the energy sector is insignificant and less than 1% of the loan portfolio.

•	Net interest margin

The net interest margin for the three months ended March 31, 2016 was 4.07%, a 43 basis points increase from the quarter ended March 31, 2015. In comparing the first quarter of 2016 to the same period in 2015, asset yields increased 29 basis points, while the cost of interest-bearing liabilities decreased 20 basis points. Another key contributor to the increase in net interest margin was the shift in the mix of earning assets from securities to loans as explained previously. The increased margin is also partially due to the additional accretion as a result of the discounted loan portfolios acquired in the NBOH and Tri-State mergers. Excluding the amortization of premium on time deposits and FHLB advances along with the accretion of the acquired loan discount, the net interest margin would have been 9 basis points lower or 3.98% for the quarter ended March 31, 2016.

•	Noninterest income

Noninterest income increased 22.5% to $4.9 million for the quarter ended March 31, 2016 compared to $4.0 million in 2015. Deposit account income increased $332 thousand, or 55%, in the current year’s quarter compared to the same quarter in 2015 and gains on the sale of mortgage loans increased $279 thousand, or 227%, in comparing the same two quarters. Debit card interchange fees also increased $314 thousand or 101% in comparing the first quarter of 2015 to the same quarter in 2016.

•	Noninterest expenses

Farmers has remained committed to managing the level of noninterest expenses. Total noninterest expenses for the first quarter of 2016 were $14.4 million. Excluding expenses related to acquisition activities of $289 thousand, noninterest expenses were $14.2 million. Excluding expenses related to acquisition activities, annualized noninterest expenses measured as a percentage of quarterly average assets decreased from 3.34% in the first quarter of 2015 to 3.01% in the first quarter of 2016. Annualized salaries and employee benefits as a percent of average assets also decreased from 1.95% to 1.61% in comparing the first quarter of 2015 and 2016.

•	Efficiency ratio

The efficiency ratio for the quarter ended March 31, 2016 improved to 62.7% compared to 70.7% for the same quarter in 2015. The main factors leading to the improvement in the efficiency ratio was the increase in net interest income and noninterest income, along with the stabilized level of noninterest expenses relative to average assets as explained in the preceding paragraphs.

2016 Outlook

Mr. Helmick added, “We are encouraged by the promising start to 2016 in our financial results. We will continue to focus our energy on the seamless integration of the newly acquired banks and customers. We remain committed to the businesses and families we serve and to our community banking approach and culture.”

Founded in 1887, Farmers National Banc Corp. is a diversified financial services company headquartered in Canfield, Ohio, with $1.9 billion in banking assets and $1 billion in trust assets. Farmers National Banc Corp.’s wholly-owned subsidiaries are comprised of The Farmers National Bank of Canfield, a full-service national bank engaged in commercial and retail banking with 38 banking locations in Mahoning, Trumbull, Columbiana, Stark, Wayne, Medina and Cuyahoga Counties in Ohio and Beaver County in Pennsylvania, Farmers Trust Company, which operates three trust offices and offers services in the same geographic markets and National Associates, Inc. Farmers National Insurance, LLC, a wholly-owned subsidiary of The Farmers National Bank of Canfield, offers a variety of insurance products.

Non-GAAP Disclosure

This press release includes disclosures of Farmers’ tangible common equity ratio and pre-tax, pre-provision income, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Farmers believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Farmers’ marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures are included in the tables following Consolidated Financial Highlights below.

Forward-Looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Farmers’ financial condition, results of operations, asset quality trends and profitability.

Forward-looking statements are not historical facts but instead represent only management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of Farmers’ control. Forward-looking statements are preceded by terms such as “expects,” “believes,” “anticipates,” “intends” and similar expressions, as well as any statements related to future expectations of performance or conditional verbs, such as “will,” “would,” “should,” “could” or “may.” Farmers’ actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Factors that could cause Farmers’ actual results to differ materially from those described in the forward-looking statements can be found in Farmers’ Annual Report on Form 10-K for the year ended December 31, 2015, as amended, which has been filed with the Securities and Exchange Commission (SEC) and is available on Farmers’ website (www.farmersbankgroup.com) and on the SEC’s website (www.sec.gov). Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. Farmers does not undertake any obligation to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Farmers National Banc Corp. and Subsidiaries

Consolidated Financial Highlights

(Amounts in thousands, except per share results) Unaudited

Consolidated Statements of Income

	For the Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2016	2015	2015	2015	2015
Total interest income	$17,747	$17,481	$15,594	$10,753	$9,999
Total interest expense	1,000	1,023	1,056	1,004	1,007

Net interest income	16,747	16,458	14,538	9,749	8,992
Provision for loan losses	780	990	1,220	850	450
Other income	4,946	5,175	4,685	4,409	4,037
Merger related costs	289	1,736	2,499	1,912	245
Other expense	14,155	14,884	13,022	10,175	9,506

Income before income taxes	6,469	4,023	2,482	1,221	2,828
Income taxes	1,671	848	625	409	617

Net income	$4,798	$3,175	$1,857	$812	$2,211

Average shares outstanding	26,937	27,027	25,672	19,366	18,409
Pre-tax pre-provision income	$7,249	$5,013	$3,702	$2,071	$3,278
Basic and diluted earnings per share	0.18	0.12	0.07	0.04	0.12
Cash dividends	1,077	809	770	552	552
Cash dividends per share	0.04	0.03	0.03	0.03	0.03
Performance Ratios
Net Interest Margin (Annualized)	4.07%	3.99%	3.84%	3.66%	3.64%
Efficiency Ratio (Tax equivalent basis)	62.65%	73.07%	76.55%	81.03%	70.71%
Return on Average Assets (Annualized)	1.03%	0.68%	0.43%	0.27%	0.79%
Return on Average Equity (Annualized)	9.41%	6.51%	3.97%	2.74%	7.14%
Dividends to Net Income	22.45%	25.48%	41.46%	67.98%	24.97%

Consolidated Statements of Financial Condition

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2016	2015	2015	2015	2015
Assets
Cash and cash equivalents	$34,619	$56,014	$34,344	$37,028	$26,929
Securities available for sale	387,093	394,312	379,138	386,319	369,919
Loans held for sale	488	1,769	566	399	146
Loans	1,315,501	1,296,865	1,183,016	1,134,838	673,784

Less allowance for loan losses	9,390	8,978	8,294	7,286	7,723

Net Loans	1,306,111	1,287,887	1,174,722	1,127,552	666,061

Other assets	131,996	129,920	119,027	121,105	70,596

Total Assets	$1,860,307	$1,869,902	$1,707,797	$1,672,403	$1,133,651

Liabilities and Stockholders’ Equity
Deposits	$1,445,882	$1,409,047	$1,330,249	$1,320,569	$909,408
Other interest-bearing liabilities	192,078	247,985	179,701	155,591	80,338
Other liabilities	18,365	14,823	11,696	13,668	17,134

Total liabilities	1,656,325	1,671,855	1,521,646	1,489,828	1,006,880
Stockholders’ Equity	203,982	198,047	186,151	182,575	126,771

Total Liabilities and Stockholders’ Equity	$1,860,307	$1,869,902	$1,707,797	$1,672,403	$1,133,651

Period-end shares outstanding	26,924	26,944	25,674	25,672	18,409
Book value per share	$7.58	$7.35	$7.25	$7.11	$6.89
Tangible book value per share	5.99	5.77	5.72	5.57	6.42
Capital and Liquidity
Common Equity Tier 1 Capital Ratio (a)	11.72%	11.59%	12.12%	12.61%	15.03%
Total Risk Based Capital Ratio (a)	12.37%	12.37%	12.77%	13.20%	16.02%
Tier 1 Risk Based Capital Ratio (a)	11.72%	11.74%	12.12%	12.61%	15.03%
Tier 1 Leverage Ratio (a)	9.14%	9.21%	9.27%	9.27%	10.44%
Equity to Asset Ratio	10.96%	10.59%	10.90%	10.92%	11.18%
Tangible Common Equity Ratio	8.88%	8.50%	8.80%	8.76%	10.50%
Net Loans to Assets	70.21%	68.87%	68.79%	67.42%	58.75%
Loans to Deposits	90.98%	92.04%	88.93%	85.94%	74.09%
Asset Quality
Non-performing loans	$9,710	$10,445	$9,620	$7,984	$7,939
Other Real Estate Owned	555	942	1,052	1,128	144
Non-performing assets	10,265	11,387	10,672	9,112	8,083
Loans 30 - 89 days delinquent	10,072	9,130	6,974	7,146	4,344
Charged-off loans	578	447	631	1,496	618
Recoveries	210	151	420	209	259
Net Charge-offs	368	296	211	1,287	359
Annualized Net Charge-offs to
Average Net Loans Outstanding	0.11%	0.09%	0.10%	0.71%	0.22%
Allowance for Loan Losses to Total Loans (b)	0.71%	0.69%	0.70%	0.64%	1.15%
Non-performing Loans to Total Loans	0.74%	0.81%	0.81%	0.70%	1.18%
Allowance to Non-performing Loans	96.70%	85.96%	86.22%	91.26%	97.28%
Non-performing Assets to Total Assets	0.55%	0.61%	0.62%	0.54%	0.71%
(a) March 31, 2016 ratio is estimated
(b) Decrease from March 31, 2015 is the result of the acquired loan portfolios being recorded at fair market value without an associated allowance.

Reconciliation of Common Stockholders’ Equity to Tangible Common Equity

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2016	2015	2015	2015	2015
Stockholders’ Equity	$203,982	$198,047	$186,151	$182,575	$126,771
Less Goodwill and other intangibles	42,604	42,661	39,265	39,569	8,646

Tangible Common Equity	$161,378	$155,386	$146,886	$143,006	$118,125

Reconciliation of Total Assets to Tangible Assets

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2016	2015	2015	2015	2015
Total Assets	$1,860,307	$1,869,902	$1,707,797	$1,672,403	$1,133,651
Less Goodwill and other intangibles	42,604	42,661	39,265	39,569	8,646

Tangible Assets	$1,817,703	$1,827,241	$1,668,532	$1,632,834	$1,125,005

Reconciliation of Net Income, Excluding Costs Related to Acquisition Activities

	For the Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2016	2015	2015	2015	2015
Income before income taxes - Reported	$6,469	$4,023	$2,482	$1,221	$2,828
Acquisition Costs	289	1,736	2,499	1,912	245

Income before income taxes - Adjusted	6,758	5,759	4,981	3,133	3,073
Income tax expense	1,746	1,434	1,255	698	673

Net income - Adjusted	$5,012	$4,325	$3,726	$2,435	$2,400

Reconciliation of Income Before Taxes to Pre-Tax, Pre-Provision Income

	For the Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2016	2015	2015	2015	2015
Income before income taxes	$6,469	$4,023	$2,482	$1,221	$2,828
Provision for loan losses	780	990	1,220	850	450

Pre-tax, pre-provision income	$7,249	$5,013	$3,702	$2,071	$3,278

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2016	2015	2015	2015	2015
End of Period Loan Balances
Commercial real estate	$491,605	$492,430	$442,181	$427,028	$231,990
Commercial	234,369	228,455	204,726	202,552	122,762
Residential real estate	406,039	392,849	360,586	319,820	186,386
Consumer	180,791	180,525	173,041	183,785	130,505

Total, excluding net deferred loan costs	$1,312,804	$1,294,259	$1,180,534	$1,133,185	$671,643

	For the Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2016	2015	2015	2015	2015
Noninterest Income
Service charges on deposit accounts	$935	$1,049	$929	$672	$603
Bank owned life insurance income	212	214	184	165	139
Trust fees	1,496	1,518	1,482	1,509	1,647
Insurance agency commissions	139	175	130	118	146
Security gains	0	46	3	35	10
Retirement plan consulting fees	489	425	423	778	504
Investment commissions	236	286	332	256	298
Net gains on sale of loans	402	407	415	156	123
Other operating income	1,037	1,055	787	720	567

Total Noninterest Income	$4,946	$5,175	$4,685	$4,409	$4,037

	For the Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2016	2015	2015	2015	2015
Noninterest Expense
Salaries and employee benefits	$7,554	$8,220	$7,213	$5,663	$5,542
Occupancy and equipment	1,664	1,772	1,368	1,201	1,111
State and local taxes	393	283	400	243	245
Professional fees	529	833	738	546	476
Merger related costs	289	1,736	2,499	1,912	245
Advertising	345	482	344	282	217
FDIC insurance	283	326	256	178	177
Intangible amortization	361	345	304	167	167
Core processing charges	638	770	643	382	381
Other operating expenses	2,388	1,853	1,756	1,513	1,190

Total Noninterest Expense	$14,444	$16,620	$15,521	$12,087	$9,751

Average Balance Sheets and Related Yields and Rates

(Dollar Amounts in Thousands)

	Three Months Ended			Three Months Ended
	March 31, 2016			March 31, 2015
	AVERAGE BALANCE	INTEREST (1)	RATE (1)	AVERAGE BALANCE	INTEREST (1)	RATE (1)
EARNING ASSETS
Loans (2)	$1,292,415	$15,430	4.80%	$658,496	$7,819	4.82%
Taxable securities	260,677	1,437	2.22	296,744	1,647	2.25
Tax-exempt securities (2)	128,527	1,356	4.24	79,663	939	4.78
Equity securities	9,559	113	4.75	4,282	48	4.55
Federal funds sold and other	24,957	38	0.61	14,599	5	0.14

Total earning assets	$1,716,135	18,374	4.31	$1,053,784	10,458	4.02

INTEREST-BEARING LIABILITIES
Time deposits	$243,511	$409	0.68%	$202,791	$768	1.54%
Savings deposits	529,921	151	0.11	398,633	110	0.11
Demand deposits	317,513	147	0.19	130,594	9	0.03
Short term borrowings	215,477	175	0.33	56,290	11	0.08
Long term borrowings	22,021	118	2.16	36,646	109	1.22

Total interest-bearing liabilities	$1,328,443	1,000	0.30	$824,954	1,007	0.50

Net interest income and interest rate spread		$17,374	4.01%		$9,451	3.52%

Net interest margin			4.07%			3.64%

(1)	Interest and yields are calculated on a tax-equivalent basis where applicable.
(2)	For 2016, adjustments of $160 thousand and $467 thousand, respectively, are made to tax equate income on tax exempt loans and tax exempt securities. For 2015, adjustments of $135 thousand and $324 thousand, respectively, are made to tax equate income on tax exempt loans and tax exempt securities. These adjustments are based on a marginal federal income tax rate of 35%, less disallowances.